UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___ )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEW ULM TELECOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW ULM TELECOM, INC
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2010

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Ulm Telecom, Inc. (the Company), a Minnesota corporation, will be held at Turner Hall, located at 102 South State Street, New Ulm, Minnesota, on Thursday May 27, 2010 at 10:00 a.m. for the following purposes:

(1)	To elect two Directors for a term of three years, each to hold office until the Annual Meeting of Shareholders to be held in 2013, or until his or her successor is elected;

(2)	Ratification of the appointment of Olsen, Thielen & Co., Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on March 30, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft
Corporate Secretary

New Ulm, Minnesota
April 12, 2010

YOUR VOTE IS IMPORTANT. Regardless of whether you expect to attend the Annual Meeting in person, you are urged to vote your shares by promptly marking, signing, dating and returning your Proxy Card or, in the alternative, by voting your shares electronically either over the Internet at www.proxyvote.com or by touch tone telephone at 1-800-690-6903.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 2010.

This Proxy Statement, along with the New Ulm Telecom, Inc. 2009 Annual Report and Annual Report on
Form 10-K are available free of charge on the following website:
www.proxyvote.com

NEW ULM TELECOM, INC
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 27, 2010

QUESTIONS & ANSWERS

What is the purpose of this Proxy Statement

          This proxy statement is being made available to shareholders beginning on or about April 12, 2010 in connection with the Board of Directors (Board) of the Company, for the solicitation of proxies for the Annual Meeting of Shareholders and any adjournment thereof, to be held commencing at 10:00 a.m., Thursday, May 27, 2010 at Turner Hall located at 102 South State Street, New Ulm, Minnesota.

Who can vote?

          Record holders of the Company’s common stock at the close of business on March 30, 2010 are entitled to vote at this Annual Meeting. Shareholders are entitled to one vote for each share held on the March 30, 2010 record date. On that date, there were 5,115,435 shares outstanding. In addition, shareholders have the right to cumulate votes in the election of Directors, as described on page 6.

How do I vote?

          Registered Shareholders. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so in ONE of the following three ways:

•

By Internet – After reading the proxy materials, you may vote using the Internet at the website www.proxyvote.com. You can transmit the voting instructions via electronic delivery of the information up until 10:59 p.m. the day before the Annual Meeting, or May 26, 2010. Use the proxy card when accessing the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

•

By telephone – After reading the proxy materials, you may vote by using the toll-free telephone number, 1-800-690-6903. Using a touch-tone telephone, you can transmit the voting instructions up until 10:59 p.m. the day before the Annual Meeting, or May 26, 2010. Use the proxy card when you call and follow the instructions provided.

•

By mailing – After reading the proxy materials, you may vote your shares by marking, signing, dating and returning your Proxy Card in the postage paid envelope provided, addressed to New Ulm Telecom, Inc., c/o Broadridge. Proxy cards must be received by Broadridge on or before May 26, 2010.

          The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

          Whether you choose to vote over the Internet, by telephone or by mail, you can specify whether your shares should be voted for both, one or neither of the nominees for Director. You can also specify whether you want to vote for or against, or abstain from voting for, the ratification of the appointment of the independent registered public accounting firm. If you make these specifications, your shares will be voted in accordance therewith. If you sign, date and return your Proxy Card, but do not specify how you want to vote, your shares will be voted FOR the election of all Director Nominees and FOR the ratification of the appointment of the independent auditors.

          Beneficial Owners/Nominee Shares. If your shares are held by a bank, broker, trustee or some other nominee, that entity will give you separate voting instructions. If you do not provide voting instructions, your shares will not be voted in the election of Directors.

          Registered shareholders and beneficial owners of shares held in street name may also vote in person at the Annual Meeting. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. Additionally, written ballots will be available for any shareholder that wishes to vote in person at the Annual Meeting. Beneficial owners of shares held in registered name who wish to vote at the Annual Meeting will need to obtain a legal proxy from the institution that holds their shares.

          The persons named as proxies were selected by the Board and are Directors who are not currently standing for election. If any other matters are properly presented for action at the Annual Meeting, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting in that capacity, will have discretion to vote on these matters in accordance with their best judgment.

          The notice of the Annual Meeting, this proxy statement and related proxy card are being mailed to shareholders on or about April 12, 2010.

May I change my vote?

          Your proxy may be revoked at any time before it is voted. You may change your vote after you submit your proxy card by:

•	Sending a written notice addressed to the Chief Executive Officer (CEO) of the Company, which must be received prior to the Annual Meeting, stating that you want to revoke your proxy;

•	Submitting a new completed proxy card to the CEO of the Company, which must be received prior to the Annual Meeting and contain a later date than the previously submitted proxy;

•	Entering later-dated telephone or Internet voting instructions, which will automatically revoke the earlier proxy; or

•

Attending the Annual Meeting and voting in person and informing the Secretary of the Company that you are revoking your proxy. Attendance of a shareholder at the Annual Meeting will not automatically revoke any proxy previously submitted.

Who is soliciting proxies?

          The enclosed proxy is being solicited by the Board and the Company will pay the cost of the solicitation, including preparing, assembling and mailing the proxies and solicitation materials. The Company is soliciting proxies principally by mail. In addition, the Directors, Officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no financial consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the shares of the Company common stock held as of the record date and will reimburse these persons for their reasonable expenses so incurred.

When are shareholder proposals due for the next Annual Meeting?

          Shareholders who want to have their proposals considered for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Shareholders must submit their proposals to the Company no later than December 16, 2010.

Shareholders suggestions for Directors

          The Company’s Corporate Governance and Nominating Committee will consider shareholder suggestions for nominees for election to the Company’s Board if these suggestions are in writing and include biographical data and a description of the nominee’s qualifications. These suggestions must also be accompanied by the written consent of each nominee and can be mailed to the Corporate Governance and Nominating Committee, New Ulm Telecom, Inc., Attention: Corporate Secretary, 27 North Minnesota Street, New Ulm, Minnesota 56073. These suggestions must be received by the Corporate Secretary no later than December 31, 2010.

Quorum, Abstentions, and Broker Non-Votes

          The presence, in person or by proxy, of the shareholders of thirty-five percent of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of Company business at the Annual Meeting. Proxies containing abstentions and non-votes are counted as present for the purposes of determining whether a quorum is present at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

          If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by that proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of that matter.

          If a properly executed proxy that is returned by a broker holding shares in street name indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, these shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to those matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

          There are currently seven Directors serving on the Board and each Director serves a three-year term. Two Directors will be elected at this Annual Meeting. The Board has nominated and recommends for election, James P. Jensen and Perry L. Meyer. Each of the nominees currently serves as a Director and has agreed to stand for re-election. Biographical information on each of the nominees is set forth below.

          The intent is that each proxy will be voted in favor of these nominees. The Board believes that each named nominee will be able to serve, but if any of the nominees are unable to stand for election, the Board may designate a substitute. Shares represented by proxies may be voted for the substitute, but will not be voted for more than the two nominees. The two nominees receiving the greatest number of votes will be elected.

          Directors are elected by a plurality of the votes cast (i.e. the nominees receiving the greatest number of votes will be elected). For each share held, shareholders may cast one vote for each of the two Directorships to be filled at this Annual Meeting. Each shareholder entitled to vote also has the right to vote shares on a cumulative basis in the election of Directors by giving written notice of intent to do so to any Officer of the Company before the Annual Meeting; or to the presiding Officer at the Annual Meeting at any time before the election. If notice of this intent is given, the presiding Officer at the Annual Meeting will announce before the election of Directors that shareholders will vote their shares on a cumulative basis by multiplying the number of shares held by the shareholder by the number of Directors to be elected. Each shareholder then may cast that shareholder’s votes for one candidate or may distribute the votes among any number of candidates.

          If no shareholder provides a notice of such intent, the nominees who receive the affirmative vote of the holders of a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting will be elected to serve on the Board. If any shareholder determines to vote on a cumulative basis and an individual other than the above-stated nominees has been nominated to serve as a Director, then the two nominees receiving the largest number of votes, taking into account cumulative voting, will be elected to serve on the Board.

          Votes cast for a nominee will be counted in favor of election. Withheld votes and broker non-votes will not count either in favor of or against election of a nominee. The persons appointed as proxies in the accompanying proxy card, unless authorization to do so is withheld, will vote for the election of the Board’s nominees.

Your Board recommends a vote FOR these nominees. Shares represented by proxy will be voted FOR the nominees…..unless you specify otherwise in your voting instructions

BOARD OF DIRECTORS

          Set forth on the following pages, is biographical information on the two nominees for election and the other continuing Directors with unexpired terms of office. All information is given as of March 30, 2010, unless otherwise indicated. The following table sets forth information, including business experience and memberships on other Boards during the past five years, pertaining to the nominees standing for election, as well as for other continuing Directors. Information concerning beneficial ownership of the Company’s common stock, as of March 30, 2010 can be found on page 20. We are not aware of any arrangement or understanding pursuant to which any individual is to be selected as a Director or nominee. There are no familial relationships between any Director and Executive Officer.

NOMINEES FOR ELECTION
To Serve a Three-Year Term Expiring In 2013

James P. Jensen

Term:	Expires in 2010. Independent Director since 1982.

Recent Business Experience:

Mr. Jensen currently serves on the Board of New Ulm Telecom, Inc. Since 2003, Mr. Jensen has been the President of Jensen Consulting, Inc., which offers business consulting services, primarily in the areas of sales and customer service, to banking and retail businesses. In addition, from January 2008 until January 2010, Mr. Jensen was a business partner in J Longs Clothing, where he was responsible for supervising all aspects of marketing and advertising, as well as being responsible for the motivation and training of sales staff, merchandise purchasing, public relations contacts and sales. Mr. Jensen was also the President of Jensen Clothing, Inc. from 1970 until 2003, overseeing all business operations including employee management, sales, marketing, advertising, promotions and purchasing. Mr. Jensen has served as Chair of the Board of New Ulm Telecom, Inc. since 1999.

New Ulm Telecom, Inc. Committees:

Chair of the Executive Committee, Chair of the Corporate Governance and Nominating Committee, and Chair of the Board. Also serves as an ad-hoc member of the Audit Committee and the Compensation Committee.

Other Directorships:

Alliance Bank, New Ulm, Minnesota (1989 – Present); Riverbend Center for Entrepreneurial Facilitation, Mankato, Minnesota (2006 – 2008); Leuthold Company, Inc., Albert Lea, Minnesota (1970 – 1994) and Oak Hills Foundation Board, New Ulm, Minnesota (2004 – Present).

Selection Criteria:

The Board selected Mr. Jensen as a nominee due to Mr. Jensen’s business experience in retail, and sales and marketing, as well as his experience as a business owner, which allows him to provide the Company with insight that can be used in its business-decision making. In addition to Mr. Jensen’s business experience, he is or has been active in various community organizations, including a member of the New Ulm Retail Development Committee, past Chair of the New Ulm Chamber of Commerce, past President of the New Ulm Retail Association, past member of the Board of Directors of the Brown County Agriculture Society, past member of the Lions Club of New Ulm and a charter member of the Big Brothers of New Ulm. Mr. Jensen contributes to the Board and the Committees on which he serves through the skills and expertise he has developed in his retail endeavors and his consulting business, his knowledge and experience on other Boards, his perspective as an active community member and his prior New Ulm Telecom, Inc. Board experience.

Age:	65

Perry L. Meyer

Term:	Expires in 2010. Independent Director since 1995.

Recent Business Experience:

Mr. Meyer currently serves on the Board of New Ulm Telecom, Inc. Mr. Meyer oversees all operations of a 2,300-acre diversified grain and livestock farm. Mr. Meyer serves as President of Steamboat Pork, a 1,400 head/sow farm started in 1998 by eight Nicollet and Sibley county farmers to produce isowean pigs.

New Ulm Telecom, Inc. Committees:	Chair of the Compensation Committee, Member of the Executive Committee.

Other Directorships:

Chair of the Board for Heartland Corn Products – also serving as Secretary (1992 – 2005), Winthrop, Minnesota (1992 – Present); Treasurer for Lafayette Township, Nicollet County, Minnesota (1987 – 2005); New Ulm Rural Fire Association, New Ulm, Minnesota (1987 – 2005); Minnesota Valley Lutheran High School, New Ulm, Minnesota (1996 – 2002); New Ulm Area Foundation, New Ulm, Minnesota (1997 – 2003); Director/Board Secretary for Cenex Harvest States Soybean Processing, Mankato, Minnesota (1997 – 2001); Secretary/Treasurer of the Nicollet County Township Officer Association, Nicollet County, Minnesota (1993 – 1996) and Nicollet County Corn Growers, Nicollet County, Minnesota (1988 – 1994).

Selection Criteria:

The Board selected Mr. Meyer as a nominee due to Mr. Meyer’s previous experience both on the Board of New Ulm Telecom, Inc. and his experience on other Boards, in particular his experience on the Heartland Corn Products Board. In addition to his Board experiences, Mr. Meyer is also an active member of the community, including his membership on the Planning and Zoning Commission for the City of New Ulm, Minnesota and as a Director of the Minnesota Valley Lutheran High School Foundation. As an independent business operator and an active member of community organizations and business organizations, the Board believes that Mr. Meyer contributes to the Board and the Committees on which he serves, through the skill and expertise he has developed in his operation of a diverse grain and livestock farm, his knowledge and experience on other Boards, his perspective as an active community member and his prior New Ulm Telecom, Inc. Board experience.

Age:	55

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR

CONTINUING DIRECTORS

Duane D. Lambrecht

Term:	Expires in 2011. Independent Director since 1999.

Recent Business Experience:

Mr. Lambrecht currently serves on the Board of New Ulm Telecom, Inc. Mr. Lambrecht is the founder of Shelter Products, Inc., a regional wholesale building materials distributor serving the five-state area encompassing Minnesota. Mr. Lambrecht has served as Chair, President and CEO since the founding of Shelter Products in 1981. In this capacity, he has been responsible for product and market development, distribution systems, personnel recruitment and training as well as all aspects of financial controls and relationships. From 1972 – 1981, Mr. Lambrecht worked for a material distributor as a Division Manager.

New Ulm Telecom, Inc. Committees:	Mr. Lambrecht serves as a member of the Executive Committee and a member of the Audit Committee.

Other Directorships:

Board member of North American Building Material Distribution Association - also served as President (2008 – 2009), and currently serves on its Executive Committee (1999 – Present); Board member of the New Ulm Economics Development Corporation – also served as President (2004 – 2007), New Ulm, Minnesota (2003 – Present); Board Member of New Ulm Medical Foundation, New Ulm, Minnesota (2003–Present); Board member of New Ulm Area Foundation, New Ulm, Minnesota (2006–Present); Member of Undergraduate Advisory Board – University of Minnesota, Carlson School of Management, Minneapolis, Minnesota (1996 - 2008); Board member, New Ulm United Way – also served as President (1984 – 1985), New Ulm, Minnesota (1983 – 1989); Director for Sioux Valley Hospital – also served as Board Chair (1991 – 1993), New Ulm, Minnesota (1984 – 1994); President of New Ulm Rotary Club, New Ulm, Minnesota (1984 – 1985); Board member of Minnesota Manufactured Housing Association, St. Paul, Minnesota (1990 – 1995).

Selection Criteria:

Mr. Lambrecht brings to the Board his experience on the Board of New Ulm Telecom, Inc., his experience on other Boards and his experience as a business entrepreneur. In addition to his Board experiences, Mr. Lambrecht is also an active member of the community, including his membership on the New Ulm Medical Foundation; New Ulm Area Foundation and the New Ulm Rotary Club (past President). Mr. Lambrecht is a Life Member Disabled American Veteran; Life Member Purple Heart Association and a Vietnam Combat Veteran. As an independent business operator, and an active member of community organizations and business organizations, the Board believes that Mr. Lambrecht contributes to the Board and the Committees on which he serves through the skills and expertise he has developed in his founding of businesses, 29 years operating as a regional wholesale building materials distributor, his knowledge and experience on other Boards, his perspective as an active community member and his prior New Ulm Telecom, Inc. Board experience.

Age:	63

Paul W. Erick

Term:	Expires in 2011. Independent Director since 2005.

Recent Business Experience:

Mr. Erick currently serves on the Board of New Ulm Telecom, Inc. Mr. Erick, prior to his retirement in September 2000, was an Officer and Shareholder of Olsen, Thielen & Co., Ltd., a public accounting firm. Mr. Erick was a licensed CPA in Minnesota, South Dakota, Wisconsin and Iowa.

At Olsen, Thielen & Co., Ltd., Mr. Erick served as the Firm’s Corporate Secretary, Co-Trustee of retirement plan, Quality Review Committee Chair and Continuing Professional Education Committee Chair.

Mr. Erick has performed many Securities and Exchange Commission (SEC) Practice Section and Public Company Practice Section peer reviews as a team captain or team member. He was an instructor at the South Dakota Society of Certified Public Accountants peer review conference. He drafted the Olsen, Thielen & Co., Ltd’s quality control policies and procedures and made annual revisions. He acted as a liaison with the firm’s peer reviewers and was in charge of annual internal inspections.

Mr. Erick researched or supervised the research of issues related to accounting, auditing and financial reporting, including SEC issues. He performed concurring reviews of SEC engagements. He has consulted on acquisition and sale of businesses.

Mr. Erick served many years on Minnesota Society of Certified Public Accountants Committees, including Auditing Procedures, Accounting Policies, Continuing Professional Education, Cooperation with the Bar, Government and Not For Profit Committees. He also served as Chair of the Financial Statement Review and Quality Review Committees for which he received Outstanding Committee Awards.

New Ulm Telecom, Inc. Committees:	Mr. Erick serves as the Chair of the Audit Committee.

Selection Criteria:

Mr. Erick brings 34 years of public accounting experience to the Board along with his background and experience in SEC accounting and reporting. The Board has determined that Mr. Erick satisfies the criteria adopted by the SEC to serve as “Audit Committee Financial Expert” and is an independent Director, pursuant to the standards set forth in the Company’s Corporate Governance Guidelines and the requirements under the Securities Exchange Act of 1934. The Board believes that Mr. Erick contributes to the Board and the Audit Committee with his expertise from his extensive public accounting knowledge and experience, and his prior New Ulm Telecom, Inc. Board experience.

Age:	66

Rosemary J. Dittrich

Term:	Expires in 2012. Independent Director since 1997.

Recent Business Experience:

Ms. Dittrich currently serves on the Board of New Ulm Telecom, Inc. Ms. Dittrich is a co-owner and the Executive Secretary of D & A Trucklines, Inc., a family-owned trucking company of 50 years. Ms. Dittrich has been active in all aspects of a growing company, including decisions regarding consolidating partnerships, developing business policies, succession planning and serving as the Director of Human Resources.

New Ulm Telecom, Inc. Committees:	Member of the Compensation Committee.

Selection Criteria:

Ms. Dittrich brings to the Board her hands-on business experience as the owner of a business. In addition, Ms. Dittrich has been active in the community, including her involvement with the United Way of Brown County; Midwest Safety Group (a Trucking Association); and her previous memberships in the New Ulm Chamber of Commerce Board and the Sister Cities Commission. She and her husband have received the Service to Mankind Award in recognition of their outstanding volunteer service to the community. As a business owner and an active member of the community, the Board believes that Ms. Dittrich contributes to the Board and the Committee on which she serves through the hands-on experience and expertise garnered from her roles in running a family-owned trucking business and her prior experience on the New Ulm Telecom, Inc. Board.

Age:	68

Mary Ellen Domeier

Term:	Expires in 2012. Independent Director since 1999.

Recent Business Experience:

Ms. Domeier currently serves on the Board of New Ulm Telecom, Inc. In addition, from 1972 until her retirement in 2003, Ms. Domeier served in various positions at Frandsen Bank & Trust Company, New Ulm, Minnesota, including as CEO from 1988 - 2003 and Chair from 1997 – 2003. At Frandsen Bank & Trust Company, Ms. Domeier oversaw all areas of administration, operations, policies and business lines. She currently continues to be active in banking, serving as the Chair of Bank Midwest, Spirit Lake, Iowa. From 2004 to 2006, Ms. Domeier served as the part-time Executive Officer of New Ulm Area Catholic Schools, providing administrative direction, coordinating a capital campaign and re-established its foundation.

New Ulm Telecom, Inc. Committees:	Ms. Domeier currently serves as a Member of the Audit Committee, and a Member of the Corporate Governance and Nominating Committee.

Other Directorships:

Board Member of Bank Midwest (also serving on the Audit Committee, Trust Committee, Governance and Nominating Committee and Executive Committee), and a member of Bank Midwest – New Ulm, Community Advisory Board, Spirit Lake, Iowa (2007 – Present); Chair and Board member, Minnesota Bankers Association (1997 – 2003); Member, Federal Reserve Bank Consumer Advisory Council, Washington, DC (1999 – 2003); Member and Board Vice-Chair, American Artstone Company (also serving as Chair, Audit Committee; Strategic Planning Committee, Chair; Governance Committee), New Ulm, Minnesota (2003 – 2009); Member of the Governor’s Judiciary Commission on Judicial Selection, State of Minnesota (1999 – 2006).

Selection Criteria:

Ms. Domeier brings to the Board her experience on the Board of New Ulm Telecom, Inc., her experience on other Boards and her diverse banking experience, another highly regulated and complex industry. In addition to her board and banking experiences, Ms. Domeier brings her leadership skills from service with many community organizations, including serving as the Chair of the New Ulm Retail Development Corporation (Chair – Executive Committee, Chair – Recruitment Committee); and her past associations, including Oak Hills Living Center Foundation (past Chair), New Ulm Area Foundation (past Chair and founder), Chamber of Commerce (past Chair), United Way of New Ulm (past Chair), Rotary Club of New Ulm (past Chair), Brown County Historical Society (past Treasurer) and Minnesota State University – Mankato Business Advisory Council. With Ms. Domeier’s banking experience, participation on various Boards, her extensive community involvement and her prior New Ulm Telecom, Inc. Board experience, the Board believes that Ms. Domeier contributes to the Board and the Committees on which she serves through the skills and expertise she has developed.

Age:	68

Dennis E. Miller

Term:	Expires in 2012. Independent Director since 2009.

Recent Business Experience:

Mr. Miller currently serves on the Board of New Ulm Telecom, Inc. Mr. Miller serves as the President and CEO of Mavericks Wireless, LLC, providing consulting services to telecommunications companies (2007 – present). Mr. Miller served as the President and CEO (1995 – 2007) of Midwest Wireless Holdings in Mankato, Minnesota, where he was responsible for strategic development, including consolidating partnerships; identifying, financing, acquiring and integrating new markets; integrating multiple network technologies; and innovating product development and deployment. Mr. Miller led Midwest Wireless from a start-up Company, culminating in successfully completing its sale to Alltel Wireless for $1.075 billion in 2006. From 1990 – 1995, Mr. Miller served as Vice President of Minnesota Operations for Pacific Telecom Cellular, Appleton, Wisconsin, where he served as the senior state executive in Minnesota and was responsible for the development of 10 rural service areas for wireless services and developing business polices, practices and operations for businesses. Mr. Miller also has prior business experience in sales, including leading sales teams and developing sales and distribution programs and processes.

New Ulm Telecom, Inc. Committees:	Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee.

Other Directorships:

Coughlan Companies (Governance Committee Chair and member of the Audit Committee), a publishing firm, Mankato, Minnesota (2007 – present); Member, CTIA – The Wireless Association Board of Directors (also serving on the Executive Committee (1999 – 2007), Treasurer (2006) and Chair of Small Operators Caucus (1999 – 2007), (1996 – 2007); Member, Rural Cellular Association (President 2003), (1995 – 2007); Member, Immanuel St. Joseph’s – Mayo Health System Board of Directors (including Vice Chair of regional Mayo owned and operated health system of clinics and hospitals, Compensation Committee Chair and Finance Committee), (1999 – present); Chair, Technology Plus, Mankato, Minnesota (1997 – 2004); Member, Minnesota Telecom Alliance (Wireless Committee Chair) (1998 – 2002).

Selection Criteria:

Mr. Miller brings to the Board his experience on the Board of New Ulm Telecom, Inc., his experience on other Boards and his wireless telecommunications experience. In addition, Mr. Miller is also active as a member of the Minnesota State University Foundation (2006 – present); the Minnesota State University College of Business Advisory Council (2000 – Present); Chair of the Southern Minnesota Initiative Foundation Leader’s Circle (2003 – present) and as a member of the University of St. Thomas College of Business Advisory Board (2002 – present). Due to Mr. Miller’s extensive experience in the wireless telecommunications industry, his experience in regulatory and legislative affairs, at both the state and federal level, and his participation on business and industry Boards, the Board believes that Mr. Miller contributes to the Board and the Committees on which he serves.

Age:	50

CORPORATE GOVERNANCE

Director Independence

          All of the Company’s Directors have met the criteria for independence under the rules of the SEC and Rule 5605(a)(2) of NASDAQ.

Director Qualifications

Criteria for Membership

The Company’s Corporate Governance and Nominating Committee are responsible for annually reviewing the composition of the Board for desired skills and characteristics of Directors, as well as the composition of the Board as a whole.

Terms, Limitations and Retirement

All Directors are elected to three-year terms. The Board does not believe it should establish a limit on the number of times that a Director may stand for election. To ensure that the Board of the Company is not be made up of individuals who are not active in the business, agriculture, professional or working life of the community, the Board decided it was in the best interest of the Company that an age limit be set for members of the Board. No individual is eligible to be appointed or elected as a Director after attaining the age of 69.

Ownership of Company Stock

All Directors are required to own common stock of the Company.

Other Board Information

Frequency of Meetings

The Board holds twelve regularly scheduled meetings per year. If necessary, special meetings of the Board are held as determined by the Board.

Annual Evaluations

The Corporate Governance and Nominating Committee conducts, or causes to be conducted, annual evaluations to assess the Board’s performance and composition.

Executive Sessions of Independent Directors

The Company’s independent Directors (all members of the Board are independent Directors) meet in executive sessions (without members of management present) regularly.

Committees

          Currently, the Board has four standing Committees: (i) Executive, (ii) Audit, (iii) Compensation and (iv) Corporate Governance and Nominating.

CEO and Management Succession

          The Corporate Governance and Nominating Committee conduct periodic reviews to assess the succession planning for the Company’s Executive Officers. In the event of the loss of the CEO or any other Executive Officer, a meeting of the Corporate Governance and Nominating Committee would be held to discuss the implementation of the existing succession plan and, in case of the CEO, provide recommendations to the Board for interim management of the Company.

Review and Access to Guidelines

          The Corporate Governance and Nominating Committee reviews the Company’s Corporate Governance Policy annually, and if deems appropriate, recommends amendments to the Board.

Communication with the Board

          The Board has implemented a process by which Company shareholders may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more of its Directors, may send a letter addressed to:

New Ulm Telecom, Inc.
27 North Minnesota Street
New Ulm, Minnesota 56073
Attention: Corporate Secretary (Board Matters)

          The Board has instructed the Corporate Secretary to promptly forward all communications received to the full Board or the individual Board members specifically addressed in the communication, without first screening those communications.

          The Company encourages all of its Directors and Officers to attend the Annual Meeting of Shareholders. All of the Company’s seven Directors attended the 2009 Annual Meeting of Shareholders.

Code of Business Conduct

          The Company-adopted Code of Business Conduct for Directors, Executive Officers and all employees is available on the Company’s website at www.nutelecom.net. The Code of Business Conduct includes the following principles related to the Company’s Directors, Officers and employees:

•	Act with honesty and integrity;

•	Promote full, fair, accurate, timely and understandable disclosures in reports and documents filed with the SEC and other public communications;

•	Comply with laws, rules and regulations of governments and their agencies;

•	Respect the confidentiality of information acquired in the course of performing work for the Company, except when authorized or otherwise legally obligated to disclose the information; and

•	Do not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives.

Risk Oversight

          The Board and each of its Committees are involved in overseeing risk associated with the Company and its operations. The Board and Audit Committee monitor the Company’s credit risk, liquidity risk and regulatory risk through regular reviews with management, external auditors and other advisors. In its periodic meetings with management and the Company’s independent registered public accounting firm, the Audit Committee discusses the scope and plan for the audits and includes management in its review of accounting and financial controls, assessment of business risks, and legal and ethical compliance programs. The Board and the Corporate Governance and Nominating Committee monitor the Company’s governance and succession risk through regular reviews with management and outside advisors. The Board and the Compensation Committee monitor the Company’s compensation and benefit policies and related risks through regular reviews with management and the Committee’s outside advisors. The Board and its Executive Committee monitor operational risk and enterprise risk by monitoring the Company’s overall strategic goals and objectives with management and the Board, and reviews and considers merger, acquisition and growth opportunities for recommendation to the Board.

Board Leadership

          The Board does not have a formal policy regarding the separation of the roles of CEO and Chair of the Board, but believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined, however, that it is in the best interest of the Company’s shareholders at this time for the roles of Chair and CEO to be separated. The current CEO Bill Otis is not a member of the Board, but serves on the Executive Committee. This structure ensures a greater role for the Chair, together with the active participation of the independent Directors, in setting agendas and establishing Board priorities and procedures. Further, this structure permits the CEO to focus on the management of the Company’s day-to-day operations.

THE BOARD OF DIRECTORS AND COMMITTEES

Board of Director Committees

          The Board consists of seven members with staggered terms of three years. The Board holds regular monthly meetings and several special meetings, and has established the following Committees: (i) Corporate Governance and Nominating Committee; (ii) Audit Committee; (iii) Compensation Committee and (iv) Executive Committee. The former Steering Committee has been replaced by the Executive Committee and the responsibilities of the former Strategic Planning Committee have been assigned to the Executive Committee. Committee Charters can be viewed on the Company’s website at www.nutelecom.net. The Chair of the Board is an ex-officio member of all Committees. The Board held 12 meetings in 2009. All Committees meet as required and each Director attended 75% or more of the Board meetings and applicable Committee meetings.

Corporate Governance and Nominating Committee

          This Committee was established on January 21, 2010. Members of the Corporate Governance and Nominating Committee are James P. Jensen (Chair), Mary Ellen Domeier and Dennis E. Miller. In addition, the Company’s CEO is also a member of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for reviewing, addressing and making recommendations to the Board on matters pertinent to appropriate governance standards (including the Board’s nominating process and succession planning). Committee responsibilities include:

•	Develop and recommend governance principles applicable to the Company and to the Board;

•	Oversee the evaluation of the Board and its Committees;

•	Make recommendations to the Chair and the Board as to composition of all Board Committees;

•	Maintain shareholder relations efforts;

•	Develop, maintain and implement a board-approved nomination process for seats on the Company’s Board, although the ultimate decision for nominations rests with the entire Board; and

•	Ensure appropriate succession planning is in place for both senior management and members of the Board.

          Board policy requires consideration of candidates for Director positions, as recommended by shareholders, if they are qualified to serve on the Board. The Board may elect not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase its size. In order for a Director candidate to be considered for nomination at the Annual Meeting of Shareholders, the recommendation must be received by the Company as provided under “Shareholder Proposals for 2011 Annual Meeting,” on page 33.

Audit Committee

          Members of the Audit Committee are Paul W. Erick (Chair), Mary Ellen Domeier and Duane D. Lambrecht. All members of the Audit Committee are independent, as defined in Rule 5605(a)(2) of the NASDAQ’s listing standards. Each member of the Audit Committee is financially literate and at least one member of the Committee has accounting or related financial management expertise. The Board has determined that Mr. Paul Erick (Chair of the Audit Committee), satisfies the criteria adopted by the SEC to serve as an “Audit Committee Financial Expert.”

          The Audit Committee is responsible for overseeing the Company’s accounting procedures, financial reporting processes and internal controls and audit, and consults with management and the independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent registered public accounting firm and evaluates that firm’s qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm.

          The Audit Committee had 15 meetings in 2009. The Audit Committee’s Report is included on page 30 of this proxy statement.

Compensation Committee

          Members of the Compensation Committee are Perry L. Meyer (Chair), Rosemary J. Dittrich and Dennis E. Miller. The Compensation Committee’s duties include evaluating employee compensation and benefit plans as well as staffing. The Compensation Committee also makes recommendations pertaining to the compensation of Directors. This Committee had 6 meetings in 2009.

Executive Committee

          The Executive Committee was established on January 21, 2010. Members of the Executive Committee are James P. Jensen (Chair), Duane D. Lambrecht and Perry L. Meyer. In addition, the Company’s CEO, Chief Operating Officer (COO) and Chief Financial Officer (CFO) are also members of the Executive Committee. This Committee is responsible for carrying out the Board’s overall responsibility with respect to: (i) exercising the Board’s authority when the Board is not in session; (ii) discussing Board agenda topics beyond those on the Consent Agenda; (iii) strategic planning; (iv) consideration of the Company’s merger, acquisition and growth opportunities and (v) monitoring the status of any litigation and making recommendations to the Board.

Steering Committee

          Members of the Steering Committee consisted of James P. Jensen (Chair), Duane D. Lambrecht and Perry L. Meyer. This Committee was responsible for the study and analysis of the Company’s financial needs and requirements and the evaluation of future operations and Company direction. The Steering Committee had 6 meetings in 2009. As of January 21, 2010, this Committee’s responsibilities have been assumed by the Company’s Executive Committee.

Strategic Planning Committee

          Members of the Strategic Planning Committee consisted of Mary Ellen Domeier (Chair), Rosemary J. Dittrich and Dennis E. Miller. This Committee existed to ensure that Company management and the Board engaged in ongoing strategic thinking and planning, reviewed mission and value objectives, and, from time to time, that previously determined strategic action plans were being implemented. This Committee met as deemed necessary, but no less than quarterly. This Committee had 4 meetings in 2009. As of January 21, 2010, this Committee’s responsibilities have been assumed by the Company’s Executive Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

In 2009, the Directors were paid an annual retainer of $16,800. In addition, Directors received $735 for each Board and Committee meeting they attended from January 2009 through August 2009, and $588 for each Board and Committee meeting they attended from September 2009 through December 2009. The Chair of the Board, who is not an employee of the Company, receives an additional annual retainer of $12,000. Also, the Audit Committee Chair, who is not an employee of the Company, receives an additional annual retainer of $5,000.

          Under Board policy for non-employee Director Compensation, a Director who serves at least three full terms (nine years) is entitled to receive as compensation three times the Board annual retainer in effect at the time of separation from the Board. A Director who serves full terms beyond the initial three terms is entitled to receive additional compensation of one-half times the annual Board retainer in effect at the time of separation for each additional full term served, not to exceed three additional terms. Separation includes retirement, resignation, death, disability or change of corporate ownership. This compensation to Directors will generally be paid within sixty days of the Director’s separation from the Board, and otherwise in accordance with Section 409A of the Internal Revenue Code. The Company’s future obligations under this policy as of December 31, 2009 were $294,000. The Company developed this policy with the assistance of an outside consultant in an effort to remain competitive in attracting and retaining quality outside Directors.

The following table shows the compensation paid to each of the Company’s Directors in 2009:

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)

James P. Jensen	$59,964	$0	$59,964
Perry L. Meyer	34,734	0	34,734
Duane D. Lambrecht	39,585	0	39,585
Paul W. Erick	42,821	0	42,821
Rosemary J. Dittrich	32,676	8,400	41,076
Mary Ellen Domeier	39,879	42,400	82,279
Dennis E. Miller (2)	19,138	0	19,138
Gary Nelson (3)	20,230	0	20,230

(1)

The amount listed in the All Other Compensation column represents the change in the non-employee Director Compensation policy value accruing to each Director for future payment under the Company’s Director Separation policy dated May 30, 2010.

(2)	Mr. Dennis E. Miller was elected to the Board on May 28, 2009.

(3)	Mr. Gary Nelson retired from the Board on May 28, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

          The following table includes information regarding beneficial ownership of the Company’s common stock as of March 30, 2010 by (a) each person who beneficially owns five percent or more of our common stock, (b) each Director and nominee for Director, (c) each Executive Officer and (d) all Directors and Executive Officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Ruth B. Wines, Trustee of the Ralph K. Wines & Ruth B. Wines Family Trust 216 Apolena, Newport Beach, California	274,320	5.4%
Bill D. Otis (3)	206,477	4.0
James P. Jensen (4)	16,743	*
Perry L. Meyer	12,000	*
Rosemary J. Dittrich (5)	14,470	*
Dennis E. Miller	3,200	*
Barbara A. J. Bornhoft	2,100	*
Mary Ellen Domeier (6)	2,220	*
Duane D. Lambrecht (7)	1,150	*
Paul W. Erick	100	*
Curtis O. Kawlewski	0	*
All nominees, Directors and Officers as a group (10 persons) (8)	258,460	5.1%

*	Represents less than 1.0%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include, securities owned by or for, among others; the spouse, children or certain other relatives of such person, as well as other securities, as to which the person has, or shares voting, or investment power, or has the option to acquire within 60 days. Unless otherwise indicated, the address of each shareholder is: c/o New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073.

(2)	Percentage of beneficial ownership is based on 5,115,435 shares outstanding as of March 30, 2010.
(3)	155,247 of Mr. Otis’s shares are pledged to a financial institution for Mr. Otis’s indebtedness.
(4)	Includes 3,654 shares owned by Mr. Jensen’s spouse.
(5)	Includes 4,970 shares owned by Ms. Dittrich’s spouse.
(6)	Includes 370 shares owned by Ms. Domeier’s spouse.
(7)	Includes 250 shares owned by Mr. Lambrecht’s spouse.
(8)	Includes 13,483 shares owned by the spouses of Directors and Officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table shows compensation paid to or earned by the CEO, COO and CFO (the Named Executive Officers) during 2009. For more information regarding the Company’s salary policies and executive compensation plans, please review the information under the caption “Report of Compensation Committee on Executive Compensation,” on page 26.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(a)	Total ($)

Bill D. Otis	2009	259,730	0	0	8,996	268,726
President and CEO	2008	233,907	0	46,744	15,929	294,580

Barbara A. J. Bornhoft	2009	152,421	0	0	5,092	157,513
Vice President/COO	2008	136,548	5,000	20,549	11,577	173,674
and Corporate Secretary

Curtis O. Kawlewski	2009	12,019	0	0	0	12,019
CFO (beginning 11/16/09)

Nancy L. Blankenhagen	2009	102,038	0	0	3,474	105,512
CFO (2004 – 11/16/09)	2008	91,884	0	14,021	7,641	113,546

(a)	Represents contributions made by the Company under its 401(k) plan.

Grants of Plan-Based Awards in 2009

The following table sets forth information relating to potential plan-based awards for Named Executive Officers under the 2006 Management Incentive Plan, as amended:

	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Bill D. Otis	25,000	50,000	100,000

Barbara A. J. Bornhoft	11,025	22,050	44,100

Nancy L. Blankenhagen	6,750	13,500	27,000

(1)

Represents awards that may have been earned by the Named Executive Officers under the Company’s 2006 Management Incentive Plan as amended. No actual award amounts were earned or paid under this plan in 2009. For actual award amounts earned and paid under all Company plans, please see the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.” For explanation of this plan, refer to the description on pages 23 - 25 of this proxy statement under the heading “Compensation Policy - Cash-Based Incentive Compensation.”

Options and Warrants

The Company did not issue any options or warrants during 2009 and had no options or warrants outstanding as of December 31, 2009.

Employment Agreements

Mr. Otis and the Company entered into an employment agreement in July 2006 that provided for an annual base salary of no less than $170,000 and that Mr. Otis would be eligible for incentive compensation under the New Ulm Telecom Management Incentive Plan in the form of a cash incentive (Annual Incentive Award) on an annual basis. The base salary for Mr. Otis will remain set at $250,000 for 2010. The target incentive payout for Mr. Otis is set at 20% of his base salary. The maximum incentive award payable under the plan is 40% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. Upon termination of Mr. Otis’ employment by the Company, without cause or by Mr. Otis for good reason, Mr. Otis will receive 24 months of base salary at the annualized rate of pay at termination. Upon a change-in-control transaction and if the employment of Mr. Otis is terminated by the Company without cause or by Mr. Otis for good reason within 12 months of the change-in-control transaction, Mr. Otis will receive a lump sum payment equal to 24 months of base salary at the annualized rate of pay at termination. This amount would have been $500,000 at December 31, 2009.

Ms. Bornhoft and the Company entered into an employment agreement in July 2006 that provided for an annual base salary of no less than $110,000 and that Ms. Bornhoft would be eligible for incentive compensation under the New Ulm Telecom Management Incentive Plan in the form of an Annual Incentive Award. The base salary for Ms. Bornhoft will remain set at $147,000 for 2010. The target incentive for Ms. Bornhoft is 15% of her base salary. The maximum incentive award payable under the plan is 30% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. Upon termination of Ms. Bornhoft’s employment by the Company, without cause or by Ms. Bornhoft for good reason, Ms. Bornhoft will receive 12 months of base salary at the annualized rate of pay at termination. Upon a change-in-control transaction, and if Ms. Bornhoft is terminated by the Company, without cause or by Ms. Bornhoft for good reason within 12 months of the change-in-control transaction, Ms. Bornhoft will receive a lump sum payment equal to 12 months of base salary at the annualized rate of pay at termination, which would have been equal to $147,000 at December 31, 2009.

COMPENSATION POLICY

The Compensation Committee, which is comprised solely of Independent Directors, is responsible for evaluating and monitoring the Company’s general compensation policies and compensation plans, as well as the specific compensation levels for Executive Officers, including our CEO. The Compensation Committee reviews and recommends annual base salary levels and annual cash award opportunity levels for each Named Executive Officer to the Board.

General Compensation Philosophy

Under the supervision of the Board, the compensation philosophy is designed to:

•	Attract and retain well-qualified executive talent;

•	Tie annual cash incentives to achievement of measurable corporate performance objectives; and

•	Align executive incentives with shareholder value creation.

To achieve these objectives, the Compensation Committee implemented and maintains a compensation plan that ties a significant portion of an executive’s overall compensation to the Company’s financial performance. Overall, the total compensation opportunity is intended to create an executive compensation program that is set competitively compared to similar-sized companies, particularly telecommunication companies.

Each Executive Officer’s compensation package is generally comprised of three elements:

•	Base salary, which reflects an individual’s qualifications, scope of responsibilities, experience level, expertise, performance and contribution to the Company’s financial results;

•	Cash-based incentive compensation tied to measurable targets of the Company’s overall success; and

•	The Company’s qualified 401(k) plan, in which the executives participate along with all other Company employees.

The Executive Officers were not present during, and did not participate in, deliberations or decisions involving their own compensation during 2009. While Executive Officers do not play a role in setting their own compensation, the Company’s CEO does make recommendations to the Compensation Committee concerning individual performance of other Executive Officers.

Base Salary

The level of base salary is established primarily on the basis of an executive’s qualifications and relevant experience; the scope of his or her responsibilities; the strategic goals that he or she manages; the compensation levels of Executive Officers at similar-sized companies, particularly telecommunications companies; the relationship between the executive’s performance and the Company’s results; and market rates of compensation required to retain qualified management. The Company believes that executive base salaries should be competitive with salaries at similar-sized companies. The Compensation Committee reviews the base salary of each executive annually and makes recommendations to the Board pertaining to any adjustments in base salary that (i) take into account the individual’s performance and any changes in the individuals responsibility and (ii) are necessary or appropriate to maintain a competitive salary structure.

Cash-Based Incentive Compensation

The Company engaged an outside consultant in 2005 to advise the Company on its development of Employee Incentive Plans for (i) employees other than Executive Officers and (ii) Executive Officers. Both plans were implemented in 2006. Payments on each plan were based on achievement of objectives of measurable corporate performance, with financial and customer-related targets. The financial targets included achievement of specified certain operating revenue and net income criteria based on the Company’s budget, while the customer service targets were based on several factors; including (i) “uptime” (the amount of time that the Company’s phone, cable and Internet services were available to customers) and restoration time (the ability of the Company to restore service when an interruption occurs), (ii) customer retention and (iii) customer service (derived from customer service data).

The Executive Officer potential awards under the 2006 Management Incentive Plan, as amended, and in effect in 2009, were as follows:

Position	Target Award	Maximum Award
CEO	20% of base salary	40% of base salary
COO	15% of base salary	30% of base salary
CFO	15% of base salary	30% of base salary

The award formula was weighted according to each of the percentages listed below.

Net Income	60%
Operating Revenue	25%
Customer Service	15%
Total	100%

On March 30, 2010 the Compensation Committee recommended, and the Board gave its approval, that no plan-based award payments would be paid out for 2009. The Company did not meet the minimum requirements for net income financial targets.

The Company will continue the Management Incentive Plan in 2010 based upon similar factors and the same performance ratios. Potential payouts under the Plan are set forth below.

Grants of Plan-Based Awards in 2010

The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers below during the fiscal year ending December 31, 2010. This information is based on criteria contained in the 2006 Management Incentive Plan as amended and described above.

	Estimated Future Payouts Under Non- Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Bill D. Otis	25,000	50,000	100,000

Barbara A.J. Bornhoft	11,025	22,050	44,100

Curtis O. Kawlewski	9,375	18,750	37,500

Other Compensation Programs

The Company has a qualified 401(k) Retirement Savings Plan (Retirement Plan). The Named Executive Officers, along with other employees who made contributions to the Retirement Plan, receive matching contributions of 50% of every dollar, up to 6% of all eligible employee contributions. The Company matches a portion of employee contributions to the Retirement Plan in order to encourage employees to participate in their own retirement savings and to provide another competitive recruiting tool to attract and retain employees.

Elements of Post-Termination Compensation

As noted above under “Employment Agreements,” our Employment Agreements with Mr. Otis and Ms. Bornhoft contain change-in-control provisions. The Compensation Committee believes that severance and change-in-control arrangements for these Named Executive Officers aids in the recruitment and retention of Executive Officers and provide incentives for Executive Officers to grow our business and maintain focus on creating value for our shareholders. The Compensation Committee believes that providing protection to Executive Officers whose employment may be terminated in connection with a change-in-control, strikes an appropriate balance between the interests of our Executive Officers and the interests of others if a change-in-control transaction occurs.

The Company does not grant stock awards and does not have any pension plans or any nonqualified deferred compensation plans for its Executive Officers or employees.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          The compensation program for the CEO and the Board is the responsibility of the Compensation Committee of the Board. The Compensation Committee is comprised entirely of independent members of the Board. The Compensation Committee oversees the Company’s compensation practices and establishes the principles and strategies that guide the design of compensation plans and benefit programs for all employees of the Company, and makes recommendations to the Board. From January 2009 to May 2009, the Compensation Committee was comprised of three Directors: Mr. Meyer (Chair), Mr. Lambrecht and Ms. Dittrich. In May 2009, Mr. Lambrecht replaced Mr. Nelson on the Audit Committee and Mr. Miller became a member of the Compensation Committee.

          The following discussion describes the Company’s approach pertaining to executive compensation. The Compensation Committee retains the right to consider factors other than those set forth below in setting executive compensation levels for individual officers.

          The 2009 salary program consisted of two elements: (i) an annual base salary and (ii) a cash award under a Management Incentive Plan. The purpose of the Plan was to reward key executives for the long-term success of the Company and to assist in the recruitment and retention of key executives. The Plan was also used to link total executive compensation to the Company’s financial performance. Overall, the philosophy for the executive compensation program is to pay executives competitively compared to similar-sized companies, particularly telecommunications companies.

          The Compensation Committee considers Company performance and compensation levels of comparable companies when making its recommendations pertaining to annual base salaries and making awards under the incentive plan. The Compensation Committee’s goal is to remain reasonably competitive with comparable companies.

          The Compensation Committee worked with a consultant to develop the Management Incentive Plan. This plan was effective beginning in the year 2006. This Management Incentive Plan enables the Company to motivate its Executive Officers to achieve key financial and strategic objectives.

          In reviewing the CEO’s 2009 performance, the Compensation Committee determined that Mr. Otis’ total compensation package was in alignment with the Company’s overall performance in 2009. The Compensation Committee also reviewed the compensation levels of executives in comparable companies, and determined that Mr. Otis’ compensation was competitive within the industry. In addition, the Compensation Committee believes that the Company’s compensation practices and compensation philosophy align executive interests with those of its shareholders by linking total executive compensation to the Company’s overall financial performance.

Compensation Committee of the Board of Directors
Perry L. Meyer, Chair
Rosemary J. Dittrich
Dennis E. Miller

AUDIT COMMITTEE DISCLOSURE

Who serves on the Audit Committee?

          The members of the Audit Committee as of December 31, 2009 included Mr. Paul W. Erick (Chair), Ms. Mary Ellen Domeier and Mr. Duane D. Lambrecht. Each member of the Audit Committee has been determined by the Board to be independent under the rules of the SEC. The Board has determined that Mr. Paul W. Erick is our “Audit Committee Financial Expert,” as defined in Item 407(c)(5) of Regulation S-K promulgated under the Exchange Act of 1934.

What document governs the activities of the Audit Committee?

          The Audit Committee acts under a written charter that sets forth its responsibilities and duties as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.nutelecom.net and is also available in print, free of charge, upon request. Requests for a printed copy of the Audit Committee Charter should be submitted to the Corporate Secretary, New Ulm Telecom, Inc., at 27 North Minnesota Street, New Ulm, Minnesota 56073.

How does the Audit Committee conduct its meetings?

          During the year ended December 31, 2009, the Audit Committee met with the Company’s management at each of its regularly scheduled quarterly meetings. The Audit Committee also met with a representative from Olsen, Thielen & Co., Ltd., the Company’s independent registered public accounting firm, at several of its meetings. Agendas for the Audit Committee’s meetings are established by the Chair of the Audit Committee in consultation with the CFO. At those meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, accounting and financial management issues, developments in the accounting profession as well as a summary of anonymous reports received via the Company’s anonymous reporting process (there were no anonymous reports received in 2009). The Audit Committee also had separate executive sessions from time to time.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

          The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses these reports with the Company’s management and independent registered public accounting firm and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports. In addition, the Audit Committee also reviews related matters such as the quality of the Company’s accounting practices, alternative methods of accounting under generally accepted accounting principles in the United States and the preferences of the independent registered public accounting firm in this regard. The Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures are also discussed.

What is the role of the Audit Committee in connection with the financial statements of the Company?

          Management of the Company has the primary responsibility for the Company’s financial statements. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements. The responsibility of the Audit Committee is to oversee financial matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets periodically with representatives of Olsen, Thielen & Co., Ltd. without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company.

What matters have members of the Audit Committee discussed with the independent registered public accounting firm?

          In its meetings with representatives of Olsen, Thielen & Co., Ltd., the Audit Committee asked the representatives to address and discuss their responses to several questions that they believed were relevant to its oversight. These questions included:

•	Are the accounting principles or financial reporting practices used by the Company fully acceptable? If not, what alternative principles or financial reporting would you recommend?

•

Are there any accounting principles or financial reporting practices used by the Company that are acceptable only because their effect is not considered material to the financial statements? Will their effect be material in the future?

•	Were there any significant systems implemented or modified that could affect the processing of transactions?

•	Are there any concerns about the Company’s timely recognition of potential financial reporting issues or recognition of revenue?

          The Audit Committee has also discussed with Olsen, Thielen & Co., Ltd. that their firm is retained by the Audit Committee and that they must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

What has the Audit Committee done with regard to the Company’s audited financial statements for the year ended December 31, 2009?

      The Audit Committee has:

•	Reviewed and discussed the audited financial statements with the Company’s management; and

•

Discussed with Olsen, Thielen & Co., Ltd., the matters required to be discussed under Statement on Auditing Standards No. 114, The Auditors Communication with Those Charged with Governance, as amended and as adopted by the Public Company Accounting Oversight Board.

Has the Audit Committee considered the independence of the Company’s independent registered public accounting firm?

          The Audit Committee has received written disclosures and a letter, required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, from Olsen, Thielen & Co., Ltd. The Audit Committee has also discussed with Olsen, Thielen & Co., Ltd., its independence as it relates to the Company. The Audit Committee has concluded that Olsen, Thielen & Co., Ltd. is independent from the Company and its management.

Has the Audit Committee made any recommendations regarding the audited financial statements for the year ended December 31, 2009?

          Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company, should be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Does the Audit Committee provide a periodic report of its activities to the Board?

          The Audit Committee provides reports of its activities at each regularly scheduled Board meeting.

Has the Audit Committee reviewed the fees paid to the Company’s independent registered public accounting firm during the year ended December 31, 2009?

          The Audit Committee has reviewed and discussed the fees paid to Olsen, Thielen & Co., Ltd. during the year ended December 31, 2009. The fees paid were for services related to the audit and other services and are included below under “Fees Paid to Independent Registered Public Accounting Firm.”

What is the Company’s policy regarding the retention of the Company’s independent registered public accounting firm?

          The Audit Committee has adopted a policy regarding the retention of independent registered public accounting firms that requires pre-approval of all services by the Audit or the Chair of the Audit Committee. When services are pre-approved by the Chair of the Audit Committee, notice of this approval is given to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

REPORT OF AUDIT COMMITTEE

          The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Audit Committee operates under a written charter adopted by the Board.

          In addition to its other duties described in the Committee’s Charter, the Audit Committee has:

•	Reviewed and discussed with the Company’s management and the independent registered public accounting firm, the audited financial statements as of December 31, 2009 and for the year then ended;

•

Discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance; and

•

Received from the independent registered public accounting firm, the written disclosures and letter required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, and discussed their independence with them.

          Based upon the review and discussions summarized above, together with the Committee’s other deliberations, the Audit Committee recommended to the Board that the audited financial statements of the Company, as of December 31, 2009 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 to be filed with the SEC.

          Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

Submitted by the Audit Committee of the Board

Paul W. Erick, Chair
Mary Ellen Domeier
Duane D. Lambrecht

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          It is the Company’s policy that all proposed transactions by the Company with Directors, Officers, five percent shareholders and their affiliates, be entered into only if these transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board.

PROPOSAL 2 – RATIFICATION OF OLSEN, THIELEN & CO., LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Services of Independent Registered Public Accounting Firm for 2010

          Olsen, Thielen & Co., Ltd. served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009. The Audit Committee of the Board appointed Olsen, Thielen & Co., Ltd. as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2008. On June 24, 2008, the Company announced that it was replacing its prior auditor, Kiesling Associates, LLP with Olsen, Thielen & Co., Ltd. A full discussion is contained in the Company’s Form 8-K filed on June 27, 2008 and in the Company’s Form 10-K for the year ended December 31, 2008.

Fees Billed and Paid to Independent Registered Public Accounting Firm

          The following is a summary of fees billed by Olsen, Thielen & Co., Ltd. for professional services rendered for the fiscal years ended December 31, 2009 and 2008, respectively. In addition, a summary of fees billed by Kiesling Associates, LLP for professional services rendered for the year ended December 31, 2008 is also shown below.

Fee Category	Olsen, Thielen 2009 Fees	Olsen, Thielen 2008 Fees	Kiesling 2008 Fees
Audit Fees	$117,103	$150,160	$14,100
Audit - Related Fees	—	—	—
Tax Fees	5,636	24,861	—
All Other Fees	20,975	35,868	—
Total Fees	$143,714	$210,889	$14,100

Audit Fees

          Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

          Audit-related fee consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed for 2009 or 2008.

Tax Fees

          Tax fees consist of fees billed for professional services for tax compliance and tax advice. The tax fees for 2008 included the completion of the Hutchinson Telephone Company tax return for 2007 that was completed after the acquisition of Hutchinson Telephone Company by the Company on January 4, 2008.

All Other Fees

          All other fees consist of fees for products and services other than the services reported above. The fees billed for all other services paid in 2009, were for general regulatory assistance. The fees billed for all other services paid in 2008 consisted primarily of charges related to services rendered for 2007, activities for Hutchinson Telephone Company prior to the acquisition and general regulatory assistance. The Company typically does not engage its current independent registered public accounting firm directly for other fees or services.

Independence

          The Audit Committee of the Board has determined that the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm’s independence.

Audit Committee Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

          The Audit Committee annually approves the scope and fees payable for the year-end audit to be performed by the independent registered public accounting firm for the next fiscal year. The Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee does not delegate to management, its responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all services the Company received from Olsen, Thielen & Co., Ltd. during the year ended December 31, 2009.

Appointment of Independent Registered Public Accounting Firm for 2010

          Subject to ratification by the shareholders at the May 27, 2010 Annual Meeting, the Audit Committee of the Board has appointed Olsen, Thielen & Co., Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

          Ratification of the appointment of Olsen, Thielen & Co., Ltd. as the Company’s independent registered public accounting firm requires that a majority of the votes cast, whether in person or by proxy, be cast in favor of the proposal. Broker non-votes are counted in determining the votes present at a meeting for purposes of establishing a quorum; but are not considered votes cast and will not count either in favor or against the proposal. Abstentions are counted as present and entitled to vote for the purposes of determining a quorum, but are not counted for the purposes of determining whether shareholders have approved the matter. Therefore, if you abstain from voting on Proposal 2: Ratification of Olsen, Thielen & Co., Ltd. as the Company’s Independent Registered Public Accounting Firm, it has the same effect as a vote against the proposal.

          Representatives of Olsen, Thielen & Co., Ltd. are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders in attendance.

THE BOARD AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF OLSEN, THIELEN & CO., LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SHARES REPRESENTED BY PROXY WILL BE VOTED “FOR” THIS PROPOSAL, UNLESS YOU SPECIFY A DIFFERENT CHOICE ON THE ACCOMPANYING PROXY CARD.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Company’s Officers, Directors and beneficial owners of more than ten percent of the Company’s common stock are required to file reports of their beneficial ownership with the SEC. Based on the Company’s review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2009, Executive Officers and Directors of the Company filed all reports with the SEC required under Section 16(a) to report their beneficial ownership on a timely basis.

ANNUAL REPORT ON FORM 10-K

          Upon written request to New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: President, the Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and the financial statement schedules as filed with the SEC, to any person whose proxy is being solicited. The Annual Report on Form 10-K can also be found on the Company’s website at www.nutelecom.net.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

          If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the Company’s 2011 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 – Shareholder Proposals) and be received at the principal Executive Offices of the Company at 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: Bill Otis, no later than December 14, 2010. In addition, if the Company is not notified by March 6, 2011, of a proposal to be brought before the 2011 Annual Meeting of Shareholders by a shareholder, the proxies held by management may provide the discretion to vote against the proposal even though it is not discussed in the proxy statement for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

          The Proxy Statement, Proxy Form and Annual Report on Form 10-K, are available at the Company’s website, located at www.proxyvote.com.

OTHER MATTERS

          The Company did not receive notice by December 12, 2009 of any shareholder proposals that are to be presented for a vote at the meeting. Therefore, no shareholder proposals are included in this proxy statement and if any other matter requiring a vote properly comes before the meeting, the persons named on the accompanying proxy card will vote your shares on that matter in their discretion.

          YOUR VOTE IS IMPORTANT. Regardless of whether you expect to attend the meeting in person, you are urged to vote your shares by promptly marking, signing, dating and returning your proxy card or, in the alternative, by voting your shares electronically either over the Internet (www.proxyvote.com) or by touchtone telephone (1-800-690-6903).

By Order of the Board of Directors

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft
Corporate Secretary

New Ulm, Minnesota
April 12, 2010

NEW ULM TELECOM, INC.
27 NORTH MINNESOTA STREET
NEW ULM, MN 56073

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit the voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time (the day before the annual meeting date). Have the proxy card in hand when accessing the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by New Ulm Telecom, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit the voting instructions up until 10:59 P..M. Central Time the day before the cut-off date or meeting date. Have the proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to New Ulm Telecom, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11277	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW ULM TELECOM, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends that you vote FOR the following:

Proposal 1 -	Election of Directors		O	O	O
Nominees:

	01)	James Jensen
	02)	Perry Meyer

The Board of Directors recommends that you vote FOR the following proposal(s):			For	Against	Abstain

Proposal 2 - To ratify the selection of Olsen Thielen & Co., Ltd. as the Company’s independent public accounting firm.			O	O	O

NOTE: The nominees for Board of Directors, if elected, will each hold office until the Annual Meeting of Shareholders to be held in 2013 or until his/her successor is elected and qualified.

For address changes or comments, please check this box and write them on the back where indicated.					O

Please indicate if you plan to attend this meeting.			O	O

			Yes	No

Please mark, sign and date and return promptly in the enclosed, pre-addressed envelope.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, AR/10K wrap is/are available at www.proxyvote.com

M11278

NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, MN 56073 (507)
354-4111

The undersigned hereby appoints Paul Erick, Mary Ellen Domeier, Rosemary Dittrich, Duane Lambrecht, and Dennis Miller, or any of them, with power of substitution, as proxies to vote the shares of common stock of the undersigned in New Ulm Telecom, Inc. at the Annual Meeting of Shareholders to be held on May 27, 2010 at 10:00 a.m. at Turner Hall, located at 102 South State Street, New Ulm, Minnesota and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the proxy statement furnished herewith.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS VOTING FOR THE ITEMS ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ITEMS ON THE REVERSE SIDE. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side